Exhibit 31.1
CERTIFICATION
I, Forrest E. Wylie, certify that:
1.	I have reviewed this Annual Report on Amendment No. 1 to the Annual Report on Form 10-K/A of Buckeye GP Holdings L.P.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

MAINLINE MANAGEMENT LLC, as general partner of the registrant
Date: August 26, 2010	/s/ FORREST E. WYLIE
Forrest E. Wylie
Chief Executive Officer